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                                                                 EXHIBIT 3.1(c)

                              ARTICLES OF AMENDMENT
                                     TO THE
                              DECLARATION OF TRUST
                                       OF
                              PMC COMMERCIAL TRUST

         Pursuant to the provisions of Section 22.40 of the Texas Real Estate Investment Trust Act (the "Texas REIT Act"), the undersigned Texas real estate investment trust (the "Trust") adopts the following Articles of Amendment to its Declaration of trust.

         1. The name of the Trust is PMC Commercial Trust.

         2. The date on which the Declaration of Trust of the Trust was filed with the Secretary of State of Texas is June 4, 1993 and the file number assigned by the Secretary of State is 8268 0000000 1809.

         3. Paragraph (f) of Article Eight of the Trust's Declaration of Trust is hereby amended in its entirety to read as follows:

                                 "ARTICLE EIGHT

         "(f) Except as otherwise specifically required by law or this Declaration of Trust or as specifically provided in any resolution or resolutions of the Trust Managers providing for the issuance of any particular series of Preferred Shares, the Common Shares shall have the exclusive right to vote on all matters (as to which common shareholders shall be entitled to vote pursuant to applicable law) at all meetings of the shareholders of the Trust. Subject to the provisions of the Texas REIT Act and this Declaration of Trust that may require a greater voting requirement, any matter to be voted upon by holders of the Common Shares shall be approved if the matter receives the affirmative vote of the holders of at least a majority of the Common Shares that are represented in person or by proxy at a meeting of shareholders at which a quorum is present."

         4. The Declaration of Trust is hereby amended by the addition of Article Twenty-Six:

                               "ARTICLE TWENTY-SIX

         Except as otherwise provided herein, the Trust's Bylaws may be amended or repealed or new Bylaws may be adopted from time to time by resolution adopted by the Trust Managers."

         5. The foregoing amendments were recommended by the Board of Trust Managers and approved by the shareholders of the Trust effective January 9, 2004.

         6. The amendments were approved in accordance with Section 20.20 the Texas REIT Act or as otherwise provided in the Declaration of Trust or Bylaws.

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         7. The number of shares of the Trust issued and outstanding at the time of adoption of these amendments was: 6,449,291 shares of common stock, par value $0.01 per share ("Common Stock"). The holders of 6,366,558 shares of Common
Stock were present in person or by proxy at the Annual Meeting of Shareholders held on January 9, 2004.

         8. The number of shares voting in favor of or against the proposal to amend paragraph (f) of Article Eight of the Declaration of Trust as set forth herein was as follows:

         Stock              For            Against        Percentage Approval
         -----              ---            -------        -------------------
     Common Stock        4,461,037         168,027                 69


         9. The number of shares voting in favor of or against the proposal to amend the Declaration of Trust by adding Article Twenty-Six as set forth herein was as follows:

        Stock               For            Against        Percentage Approval
        -----               ---            -------        -------------------
     Common Stock        4,300,761         292,922                 67


                     [The next page is the signature page.]


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         IN WITNESS WHEREOF, these Articles of Amendment to the Declaration of
Trust of the Trust have been executed this 10th day of February, 2004.

                                  PMC COMMERCIAL TRUST

                                  By: /s/ Lance B. Rosemore
                                      ---------------------
                                      Lance B. Rosemore, Chief Executive Officer